Exhibit 99.(j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated dated February 18, 2020, relating to the financial statements and financial highlights of Victory RS Large Cap Alpha VIP Series, Victory RS Small Cap Growth Equity VIP Series, Victory RS International VIP Series, Victory Sophus Emerging Markets VIP Series, Victory INCORE Investment Quality Bond VIP Series, Victory INCORE Low Duration Bond VIP Series, Victory High Yield VIP Series, and Victory 500 Index VIP Series (formerly known as Victory S&P 500 Index VIP Series), each a series of Victory Variable Insurace Funds, for the year ended December 31, 2019, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Ongoing Arrangements to Disclose Portfolio Holdings” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Cleveland, Ohio

April 24, 2020